UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	September 1, 2023

HEALTHY EXTRACTS INC.

(Exact name of registrant as specified in its charter)

Nevada	333-202542	47-2594704
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7375 Commercial Way, Suite 125 Henderson, NV 89011 (Address of principal executive offices) (zip code)

(702) 463-1004 (Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.                   ☐

Section 1 – Registrant’s Business and Operations

Item 1.01   Entry into a Material Definitive Agreement.

On September 1, 2023, we entered into a Line of Credit Promissory Note with our largest shareholder, Jay Decker. Loan advances will be used for short-term working capital purposes and will be made on a mutually agreed-upon schedule between us and Mr. Decker. The Note will be due and payable on January 1, 2024, will have a 10% original issue discount, and will bear interest at the rate of 10% per annum.

Section 9 – Financial Statements and Exhibits.

Item 9.01Financial Statements and Exhibits.

(d)Exhibits

Exhibit No.	Name and/or Identification of Exhibit

10.1	Line of Credit Promissory Note dated September 1, 2023

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Healthy Extracts Inc.

Dated: September 7, 2023	/s/ Kevin “Duke” Pitts
By:Kevin “Duke” Pitts
Its:President